Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form 8-K/A of our report dated May 22, 2007, except for certain matters as to which the date is July 11, 2007 on the combined balance sheet of Commercial Envelope Manufacturing Co., Inc. and Subsidiary and Affiliate as of February 3, 2007, and the related combined statements of income, changes in shareholders' equity and cash flows for the year the ended.

/s/GOLDSTEIN GOLUB KESSLER LLP
New York, New York
November 16, 2007